Exhibit 10.34
Amendment 2017-1
Amended and Restated Willis U.S. 2005 Deferred Compensation Plan
The Amended and Restated Willis U.S. 2005 Deferred Compensation Plan, is hereby amended as follows:
1.Section 1.15 Eligible Employee is amended to add the following to the end thereof:

Effective January 1, 2018, only the following may be selected as Eligible Employees: an Employee with a job title of Producer who (a) is excluded from participation in the Willis Towers Watson Pension Plan for U.S. Employees (the “Pension Plan”), and (b) is level 38 or more senior; provided that any Employee may be selected by the Employer as an Eligible Employee for purposes of making an Employer Award.
2.The last sentence of Section 3.1 Commencement of Participation shall be deleted in its entirety.

3.Section 7.1 is replaced in its entirety with the following:

7.1    Distribution Eligibility. Distribution of benefits from the Plan shall be made no earlier than (i) the Participant’s Separation from Service or, in the case of Key Employees or amounts deferred on or after January 1, 2018, six months following their Separation from Service, (ii) the date selected as an In-Service Distribution, (iii) in the event of an approved financial hardship due to an Unforeseeable Emergency, or (iv) solely with respect to amounts attributable to an Employer Award, at such time and in such manner as designated in such Employer Award, subject to the requirements set forth in Section 409A of the Code.
4.Section 7.3(c) is replaced in its entirety with the following:

(c)    Commencement of Distributions Due to Separation from Service. Distribution of benefits to a Participant under the Plan shall commence as early as administratively feasible, but in any event, no later than sixty (60) days after there is a Separation from Service or in which a Participant is eligible for an In-Service Distribution; provided, however, that in the case of Key Employees or with respect to amounts deferred on or after January 1, 2018, such Distribution shall not commence until after six (6) months from the Separation from Service.